NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
THURSDAY, OCT. 12, 2006

GROUP 1 AUTOMOTIVE SCHEDULES 2006 THIRD-QUARTER
EARNINGS RELEASE AND CONFERENCE CALL

HOUSTON, Oct. 12, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, announced that it will release financial results for the third quarter ended Sept. 30, 2006, on Tuesday, Oct. 31, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. EST.

The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the call at: 800-219-6110 (domestic) or 303-262-2140 (international).

A telephonic replay will be available through Nov. 7 by dialing: 800-405-2236 (domestic) or 303-590-3000 (international), with passcode: 11073239#.

About Group 1 Automotive, Inc.
Group 1 owns 101 automotive dealerships comprised of 143 franchises, 33 brands and 30 collision service centers in Alabama, California, Florida, Georgia, Louisiana, Massachusetts, Mississippi, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.